UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2006

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Please refer to the disclosure provided under Item 3.03 of this Current Report on Form 8-K.

Item 3.03 Material Modifications to Rights of Security Holders.

On June 15, 2006, The Allied Defense Group, Inc. (the "Company") and Mellon Investor Services, LLC, as Right Agent, entered into a First Amendment to Rights Agreement (the "Amendment"), to amend that certain Rights Agreement, dated as of June 6, 2001 between the Company and the Rights Agent (the "Rights Agreement"). Each preferred share purchase right issued under the Rights Agreement, when exercisable, entitles the holder to purchase from the Company 1/100th of a share of Company preferred stock at a price of $50.00 subject to adjustment. The description and terms of the rights are set forth in the Rights Agreement, a copy of which was filed in a Form 8-A filed on June 25, 2001, and which is incorporated herein by reference.

The Amendment (i) changes the Acquiring Person ownership threshold trigger from 15% to 20%; and (ii) adds a TIDE (Three-Year Independent Director Evaluation) provision that requires the independent members of the Board of Directors to review the Rights Agreement at least once every three years to determine whether it should be continued, modified or terminated.

A copy of the Amendment is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 15, 2006, the Board of Directors of the Company expanded the size of the Board of Directors to ten persons and appointed Zachary R. George and John J. Marcello to two of the resulting vacancies.

Messrs. George and Marcello were added to the Board consistent with the provisions of an Agreement dated as of April 25, 2006 between the Company and Pirate Capital LLC.

As previously announced, ADG's Nominating Committee has initiated a search to identify independent director candidates with strong financial skills to complement the substantial defense industry expertise of current ADG directors. The Committee has identified several potential candidates and is in the process of finalizing one such addition to fill the remaining vacancy.

Consistent with the provisions of the above-described April 25, 2006 Agreement, the Board of Directors has determined that a decrease in the size of the Board is appropriate following a transition period during which the new Board members will have an opportunity to become acclimated to the Board. Messrs. Jay R. Sculley, Clifford C. Christ and Harry H. Warner have announced their intent to resign from the Board following this transition period. It is currently expected that this transition period will not extend beyond October 2006.

Mr. George was appointed to serve on the Strategic Planning Committee.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Attached as exhibits to this form are the documents listed below:

Exhibit Document

4.1 Rights Agreement, dated as of June 6, 2001 (incorporated by reference to Form 8-A filed on June 25, 2001).

4.2 First Amendment To Rights Agreement, dated as of June 15, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

June 21, 2006	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

4.1	Rights Agreement, dated as of June 6, 2001 (incorporated by reference to Form 8-A filed on June 25, 2001).
4.2	First Amendment To Rights Agreement, dated as of June 15, 2006.